EXHIBIT 99.1
June 26, 2007
Jack D. Dennison
1620 Strandway Court
Westlake Village, CA 91362
Dear Jack:
     Since the creation of the position of President of Move, Inc., you now report directly to the new President, Lorna Borenstein. In connection therewith, this letter agreement (“Letter Agreement”) memorializes the terms of our agreement regarding your continued employment with Move, Inc. (“Move”).
1.	We agree that the creation of the position of President and the resulting change in reporting structure constitutes, effective as of the President’s starting date: (i) “Good Reason” as that term is defined in your Employment Agreement with the Company dated March 6, 2002 (the “Employment Agreement”); and (ii) a “Diminution of Responsibilities” as that term is defined in the Addendums to each of your stock option grants dated May 11, 2004, March 17, 2005 and June 22, 2006, respectively (each, a “Subsequent Grant”).
a.	If you resign your employment with Move effective as of any date prior to September 30, 2007, the terms of and benefits provided in your Employment Agreement and the Addendums to the Subsequent Grants shall govern such termination of employment.

b.	If you resign your employment with Move effective as of any date after December 31, 2007, you hereby waive any and all right to claim that the change in reporting structure set forth in Paragraph 1. above constitutes Good Reason or a Diminution of Responsibilities, as set forth in the Employment Agreement and any Addendum to the Subsequent Grants, and the Employment Agreement and the Subsequent Grants shall otherwise remain in effect according to their terms.

c.	If you resign your employment with Move effective as of any date from and including September 30, 2007 through December 31, 2007, provided you execute the Consulting Services Agreement attached hereto as Attachment A, the provisions of Paragraph 2 below shall govern.

d.	If, on or before December 31, 2007, your employment is terminated: (i) by Move without “Cause”, as defined in the Addendum to the Subsequent Grants, provided you execute the Consulting Services Agreement attached hereto; or (ii) due to your death or disability, the provisions of Paragraph 2 below shall govern.
2.	If your employment with Move is terminated in the circumstances described in Sections 1.c. or 1.d. of this Letter Agreement, provided (other than in the case of your death or incapacity) you execute, without revocation, an Acknowledgment and Release of Claims (“Release of Claims”) in substantially the same form as provided in Exhibit A to your Employment Agreement, Move agrees to the following:
a.	After execution of the Release of Claims and the required revocation period’s expiration (i) all of your previously granted but unvested stock options shall immediately vest, and (ii) Move shall pay you the gross amount of One Million Two Hundred Thousand Dollars ($1,200,000.00), less all appropriate taxes and withholdings, payable in equal installments over twelve (12) months; provided, however, that you shall receive any applicable tax “gross up” pursuant to Section 8(c) of your Employment Agreement. The foregoing amount represents full and complete satisfaction for any amounts that would be due to you under the 2007 Executive Bonus Plan and your Employment Agreement, and supersedes such bonus plan and employment agreement to the extent provided herein.

b.	With respect to all vested but unexercised options granted pursuant to your Employment Agreement, you shall have three (3) years from the effective date of the termination of your employment to exercise such options.

c.	In addition to the amount set forth in 2a. above, if on or before September 30, 2007 you meet the Performance Criteria being delivered to you in connection with this Letter Agreement (the “Performance Criteria”), then the options granted to you by the Subsequent Grants shall be exercisable for a period of three (3) years following the effective date of the termination of your employment. If the Performance Criteria are not met in the reasonable judgment of Move, then all Subsequent Grant options must be exercised within one (1) year following the effective date of the termination of your employment. If your employment is terminated due to your death or disability as set forth in paragraph 1.d(ii) of this Letter Agreement, the Performance Criteria shall be deemed met.

d.	If you resign or your employment is terminated prior to December 31, 2007, you shall not be entitled to participate in any other bonus programs, including the 2007 Executive Bonus Plan, or receive additional stock options or other equity based incentives, including without limitation pursuant to Move’s long term incentive plan (“LTIP”). Accordingly, if you resign or your employment is terminated prior to December 31, 2007, you shall not receive any additional stock option grants under the LTIP, and shall forfeit all right, title and interest in and to the restrictive stock units (“RSUs”) previously authorized by Move’s Board of Directors and you shall not be entitled to receive any shares of Move stock in connection with any potential conversion of the RSUs.

e.	If this paragraph 2 applies, the terms, conditions and rights of your Employment Agreement and any Addendum to Subsequent Grants related to any and all benefits paid on termination, including the vesting and exercise of stock options, for whatever cause, shall be superseded by the terms, conditions and benefits in this Letter Agreement.
3.	If your employment is terminated as described in Section 1.a., 1.c. or 1.d. of this Letter Agreement, in addition to any other amounts provided for herein, Move shall pay you all unpaid salary earned through the date of your termination or resignation, pay you any accrued and unused vacation, and reimburse you for any outstanding Move related business expenses.
     Pursuant to Section 13 of your Employment Agreement, this Letter Agreement constitutes a waiver and/or modification of that Employment Agreement as set forth herein, and executed by an officer duly authorized by the board of directors of the Company. This also constitutes a modification of each Addendum attached to each of your applicable stock option grants, under Section 7.2 therein. Except as set forth herein all of the terms of the Employment Agreement and each Addendum remain in full force and effect.

     This Letter Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof, and any representation, premise or condition not specifically incorporated herein shall not be binding upon either party. This Letter Agreement may not be modified or amended, except in writing signed by the parties. This Letter Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed in California, without regard to principles of conflict of laws.
     Please indicate your agreement with the foregoing terms by signing and returning this Letter Agreement to me.

Thank you. Best regards, Move, Inc.
By:	/s/ W. Michael Long
Mike Long
Chief Executive Officer

AGREED AND ACCEPTED:
By:	/s/ Jack Dennison
Jack D. Dennison

Attachment A
SERVICES AGREEMENT
     This agreement (“Agreement”) is made and entered into as of ____________ 2007 (the “Contract Effective Date”), by and between Move, Inc., a Delaware corporation having a principal place of business at 30700 Russell Ranch Road, Westlake Village, CA 91362 (“Move” or “Client”); and Jack Dennison, an individual (“Consultant”), 1620 Strandway Court, Westlake Village, CA 91362.
RECITALS
     WHEREAS, the letter agreement dated June ___, 2007, between Client and Consultant (the “Letter Agreement”) provides for the opportunity for Consultant to enter into a consulting relationship following his termination of employment as provided in the Letter Agreement and as set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein, Client and Consultant agree as follows:
1.	Consultant’s Services.
(a)	Client hereby retains Consultant and Consultant agrees to be so retained on the terms and conditions set forth in this Agreement to provide the services described in the Appendix attached hereto (the “Services”).

(b)	Consultant shall perform the Services and provide any resulting work product in accordance with Section 7 and the other terms and conditions hereof. In performing the Services, Consultant shall maintain liaison with and report to such Client representative as Client may designate, and comply with such related instructions and requests as Client may submit to Consultant, insofar as they are not unreasonable.
2.	Independent Contractor Status. In connection with this Agreement, Consultant shall be an independent contractor and as such will not have any authority to bind or commit Client. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employee/employer relationship between the parties for any purpose, including but not limited to, withholding for purposes of Social Security or income tax, or entitlement to vacation, insurance, retirement or any other employee benefits. Consultant will be solely responsible for payment of any and all taxes and insurance, including workers’ compensation hereunder. Consultant will submit evidence of compliance with the provisions of this paragraph in a form and manner satisfactory to Client.

3.	No Power to Act on Behalf of Client. Consultant shall not have any right, power or authority to create any obligation, express or implied, or make any representation on behalf of Client except as it may be expressly authorized from time to time by Client and then only to the extent of such authorization.

4.	Fees. Consultant shall be entitled to compensation in connection with the Services only as set forth in the applicable Appendix. It is understood that Consultant shall have no interest in or claim to any billings by Client to its patrons/clients for products or services, if any, that might be generated or offered by Client in connection with the Services hereunder. Consultant will submit invoices bi-weekly unless otherwise specified in the applicable Appendix. Payment on approved invoices shall be made as soon as reasonably practicable.

5.	Expenses.
(a)	Client shall reimburse Consultant for actual, out-of-pocket expenditures incurred by Consultant in performing the Services, provided that they are consistent with applicable expense policies of Client and are without any mark-up.

(b)	Out-of-town travel shall require advance approval by Client.

(c)	Allowable out-of-pocket expenses will be reimbursed monthly based on actual expenditures incurred. Requests for reimbursement shall be presented on a form and in a manner acceptable to Client and shall be accompanied by supporting documentation as required by Client.
6.	Records. Consultant shall maintain current, complete and accurate records relating to his performance under this Agreement, his time incurred and all fees and expenses incurred in connection therewith, and shall provide Client access to such records upon request during normal business hours.

7.	Consultant’s Covenants
7.1	Consultant warrants, represents and covenants to Client as follows:

(a)	in performing the Services and providing any resulting work product or other deliverables hereunder, Consultant will comply at all times with all applicable laws and regulations of the United States and any other jurisdiction in which he performs the Services;

(b)	in performing the Services and providing any resulting work product or other deliverables hereunder, Consultant shall comply with all applicable Client policies and standards and shall perform the Services in a manner consistent with the ethical and professional standards of Client;

(c)	Consultant shall comply at all times with all security requirements or provisions in effect from time to time at Client premises (or any premises of a client or patron of Client) or otherwise relating to the facilities, data, systems, resources, websites, operations or business of Client (or of any client or patron of Client);

(d)	Consultant shall perform the Services and provide any resulting work product in a timely, efficient and professional manner, with diligence and due care to the reasonable satisfaction of Client;
8.	Confidentiality. During the course of performing the Services for Client, Consultant may have access to information that (a) relates to Client’s and/or its patrons’/client(s)’ past, present, or future research, development, or business activities and any proprietary products, materials, services, or technical knowledge, and (b) is regarded as confidential by Client (“Confidential Information”). Confidential Information also includes all work product of the Services. The following subsections shall apply to the Confidential Information:
(a)	The Confidential Information may be used by Consultant only to assist Consultant in connection with providing the Services;

(b)	Consultant will not, at any time, without the prior written consent of Client, use the Confidential Information in any fashion, form, or manner, except in his capacity as an independent consultant to Client hereunder;

(c)	Consultant agrees to protect the confidentiality of the Confidential Information in the same manner that he protects any other confidential information of like kind. Consultant shall not disclose Confidential Information to any third party, except as provided herein;

(d)	If Consultant receives a subpoena or other validly issued administrative or judicial process demanding Confidential Information, he shall promptly notify the Client and tender to Client the defense of any such demand. Unless the demand shall have been timely limited, quashed or extended, Consultant shall thereafter be entitled to comply with such demand to the extent necessary. If requested by Client, Consultant shall cooperate (at the expense of the Client) in the defense of a demand. Furthermore, if Consultant is required to disclose Confidential Information by the U.S. securities laws, by rules or regulations of the SEC (or a securities exchange or market) or by other similar laws or regulatory bodies, he may do so provided he gives the Client reasonable advance notice of the requirement and proposed disclosure and cooperates reasonably with the Client’s good faith suggestions and requests regarding redactions or other changes.

(d)	The Confidential Information may not be copied or reproduced without Client’s prior written consent;

(e)	Unless otherwise expressly authorized in writing by Client, all Confidential Information made available to Consultant, including copies thereof, shall be returned to Client upon the first to occur of (a) termination of this Agreement or (b) request by Client; and

(f)	Nothing in this Agreement shall prohibit or limit Consultant’s use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to him (but, excluding information gained in his capacity as an employee or officer of Client), (ii) independently developed by him, (iii) acquired by him from a third party which is not, to Consultant’s knowledge, under an obligation to Client not to disclose such information, or (iv) which is or becomes publicly available through no breach by Consultant of this Agreement.
9.	Ownership.
9.1	Work Product. Excluding any property that constitutes Outside Property (as defined in Section 9.2), Client shall have exclusive ownership of all Work Product, including all patent rights, copyrights, trademark rights, trade secret rights and any other proprietary rights subsisting therein, and agrees that all Work Product is work made for hire to the maximum extent possible under law. “Work Product” shall mean all work product of the Services or resulting from use of Client resources, whether such work product is tangible or intangible and of whatsoever nature, and including, without limitation, any specific item of property delivered or required to be delivered under this Agreement or any attachment hereto. To the extent any Work Product does not qualify as work made for hire, Consultant hereby assigns to Client all right, title and interest in and to the Work Product (including all patent rights, copyrights, trademark rights, trade secret rights and any other proprietary rights subsisting therein). Consultant shall, upon request of Client from time to time, describe and disclose (in writing) to Client all Work Product, or such subset thereof Client might specify. The Work Product shall comprise Confidential Information of Client. Consultant hereby waives all moral rights in connection with the Work Product. Consultant agrees to execute such further assignments, confirmations and other documents as may be requested by Client consistent with this Section 9.

9.2	Exception for Outside Property. Client’s ownership of the Work Product shall not include any, and Consultant (and/or its licensors) shall retain all right, title, and interest (including any and all intellectual property rights) it has in and to all, information, methodologies, data, ideas, concepts, know-how, techniques, documentation, software and development tools that Consultant (or its licensors) have developed, or do develop, wholly independent of any activities or subject matter required by or performed under, or otherwise governed by, this Agreement and without breaching this Agreement (“Outside Property”).

9.3	License. Consultant hereby grants to Client a perpetual, paid-up, worldwide right and license to, itself or through others, copy, modify, prepare derivative works of, sublicense and otherwise use any Outside Property bundled with, embedded in or that constitutes or is a component of any Work Product, or on which the support, maintenance, performance or other use of any Work Product depends (the “Licensed Material”); but any such usage shall be limited to use solely as an adjunct to Client’s rightful use of other Work Product as does not constitute Outside Property. Consultant shall clearly identify to Client in the applicable attachment hereto or, if not possible, in writing as soon as is reasonably possible all Outside Property (i.e., property Consultant contemplates to qualify as Licensed Material) (i) it at any time plans to embed in, associate with or otherwise use in connection with the Work Product or any Services or (ii) upon which the support, maintenance, performance or other use of any Work Product will depend. Without such advance written notification to Client as required herein and Client’s signed approval, no Outside Property may for any period of time be embedded in, associated with or otherwise used in connection with the Work Product or any Services.
11.	Limitation of Liability. EXCEPT FOR CLIENT’S DUTY HEREUNDER TO PAY FEES OR REIMBURSE EXPENSES TO CONSULTANT AND EXCEPT FOR A BREACH OF THE CONFIDENTIALITY TERMS HEREOF OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND WITHOUT LIMITING ANY SPECIFIC REMEDY EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR AN APPLICABLE APPENDIX, NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES OR LOSS NOR FOR ANY HARM TO OR LOSS OF PROFITS, REVENUE, BUSINESS OR BUSINESS OPPORTUNITY, NOR FOR ANY DAMAGES. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY WHETHER OR NOT A PARTY CHARGED WITH LIABILITY HAS BEEN ADVISED OF THE POSSIBLE EXISTENCE OF DAMAGES OR LIABILITY OF THE KIND EXCLUDED OR LIMITED, AND REGARDLESS OF THE THEORY OF RELIEF ASSERTED (E.G., WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY IN TORT OR BY STATUTE, OR OTHERWISE) AND WHETHER OR NOT ANY REMEDY OFFERED OR PERFORMED IS HELD TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. THE TERMS OF THIS LIMITATION OF LIABILITY SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES AND EACH PARTY’S DECISION TO ENTER INTO THIS AGREEMENT IS BASED IN SUBSTANTIAL PART UPON THE TERMS OF THIS SECTION 10.

11.	Term and Termination.
(a)	This Agreement shall remain in effect until December 31, 2007, unless sooner terminated as set forth below.

(b)	Client may, upon giving five (5) days written notice identifying specifically the basis for such notice, terminate this Agreement and/or any Appendix for breach of a material term or condition of this Agreement and/or such Appendix, provided Consultant shall not have cured such breach to Client’s reasonable satisfaction within the five (5) day period.

(d)	Upon termination of this Agreement and/or any Appendix for any reason, Consultant will cease all affected work and shall promptly provide to Client, without additional cost or obligation to Client, all Work Product and Licensed Materials then relevant, developed, obtained, assembled or prepared to date, and all materials provided to Consultant by Client in connection with this Agreement.

(e)	The following terms of this Agreement shall survive any termination, cancellation or other expiration of this Agreement or any Appendix: Sections 7, 8, 9, and 11(d), this Section 11(e), Sections 14 and 18 and any other provision hereof which by its nature should so survive.
12.	Assignment; Delegation. This Agreement may not be assigned by either party, nor may Consultant’s obligations hereunder be subcontracted, except upon express prior consent in writing of the other party. Any transaction not in compliance with this Section is void.

14.	Waiver. Failure of either party to enforce any of the provisions of this Agreement, of any rights with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections, or in any way affect the validity of this Agreement. The failure of either party to enforce any provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, right or elections which it may have under this Agreement.

15.	Notices. Any payment, notice, consent or other communication given pursuant to this Agreement shall be in writing and shall be effective when delivered personally to the party for whom intended, or five (5) days following deposit of the same into the United States mail (certified or registered mail, return receipt requested, or first class mail postage prepaid), addressed to such party as set forth below or as either party may designate by written notice given to the other party in accordance herewith:
If to Client or Consultant, at the applicable address set forth above, addressed to the attention of the signatory to the applicable Appendix.
15.	Severability.

If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

16.	Force Majeure.

Neither party shall be liable for any unforeseeable delays or failures in performance due to circumstances beyond its control.

17.	Complete Agreement.

This Agreement sets forth the entire understanding between the parties hereto and except for the Letter Agreement, supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Consultant acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein and in the Letter Agreement. This Agreement may not be modified or amended except by the mutual written agreement of the parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

18.	Governing Law.

This Agreement, and all of the parties’ respective rights and duties in connection herewith, shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of laws rules, and any action or similar proceeding that might arise from or in connection with this Agreement or its subject matter may be neither commenced nor maintained except in the courts located in Los Angeles County or Ventura County, California and their applicable courts of appeal, and the parties agree to such jurisdiction exclusively. Any action to enforce a judgment so obtained, however, may be brought in any court of competent jurisdiction.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Contract Effective Date.

JACK D. DENNISON	MOVE, INC.

By:	By:

Name

Title

Appendix
1.	Services to be Provided

Jack Dennison (“Consultant”) shall provide consulting services (the “Services”) to the President of Client or her designee as requested from time to time.

2.	Work-Hours of Project. Consultant shall make himself available to provide the Services hereunder as mutually agreed between Consultant and the President of Client; provided, however, that Client’s President may request, and Consultant shall provide, a minimum of 20 hours of Service hereunder.

3.	Location Where Services to be Rendered. At Client’s Westlake Village offices or in such other locations as reasonably agreed upon by the parties hereto from time to time.

4.	Compensation. Consultant shall perform the Services as described in this Appendix at an hourly rate of $400.00 per hour.